UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 6, 2024

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03 Bankruptcy or Receivership
On December 6, 2024, Yield10 Bioscience, Inc. ("Yield10" or the “Company”) and its two wholly owned subsidiaries, Yield10 Bioscience Securities Corp. and Yield10 Oilseeds Inc., filed a voluntary petition for relief under Chapter 11 of Title 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case for the Company (Case No. 24-12752, Case No. 24-12753 and Case No. 24-12755). The Company continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company is seeking approval of a variety of “first day” motions containing customary relief intended to enable the Company to continue its ordinary course operations. The Company intends to sell substantially all of its assets during the bankruptcy case.
Item 2.05 - Cost Associated with Exit or Disposal Activities
On November 20, 2024, the board of directors of Yield10 approved the Company’s wind down of operations and corresponding reduction in workforce, designed to reduce costs and reallocate resources while maintaining the minimum personnel needed to support the Company’s operations and sale of its assets. The restructuring reduced the Company’s workforce to three (3) remaining part-time employees, including its President and CEO, Vice President – Finance and Chief Accounting Officer and its Controller. The Company may incur charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the restructuring.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
In connection with the wind down of the Company’s operations discussed in Item 2.05 above, the employment with the Company of Lynne H. Brum, Vice President, Planning and Communications was terminated without cause effective November 29, 2024. In addition, effective December 6, 2024, Sherri M. Brown, Ph.D., Anthony J. Sinskey, Sc.D. and Willie Loh, Ph.D., resigned as members of the Company’s board of directors.
The Company would like to thank Ms. Brum, Dr. Brown, Dr. Sinskey, and Dr. Loh for their commitment and guidance to the Company.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the Asset Sale and the Plan of Dissolution. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Asset Sale, satisfaction of closing conditions precedent to the consummation of the Asset Sale, potential delays in consummating the Asset Sale, the portion of the cash consideration subject to the achievement of certain clinical development milestones, the ability of the Company to timely execute the Plan of Dissolution, the execution costs to the Company of the Asset Sale and Plan of Dissolution, the extent of other liabilities that the Company will be required to satisfy or reserve for in connection with the Dissolution, our ability to pay additional severance benefits to certain of our executive officers in connection with the Asset Sale and the timing thereof, the precise amount or timing of the initial liquidation distribution or any additional liquidating distributions following the initial liquidating distribution made pursuant to the Plan of Dissolution, and the impact of these costs and other liabilities on the cash, property and other assets available for distribution to the Company’s stockholders. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in the Company’s most recent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and any subsequent reports on Form 8-K filed with the SEC from time to time and available at www.sec.gov.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Number	Description of Exhibits
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

December 6, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer